TCG BDC, Inc. Announces Stockholder Approval of the Asset Coverage Ratio Proposal and Other Results of its Annual Meeting of Stockholders
June 7, 2018
NEW YORK, June 7, 2018 (GLOBE NEWSWIRE) -- TCG BDC, Inc. (“TCG BDC” or the “Company”) (NASDAQ:CGBD) today announced that, at the Company’s annual meeting of stockholders held on June 6, 2018 (the “Annual Meeting”), its stockholders have approved the application to the Company of the 150% minimum asset coverage ratio set forth in Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”). As a result, the minimum asset coverage ratio applicable to the Company will be reduced from 200% to 150%, effective today.
Michael Hart, Chairman and CEO of TCG BDC, shared the following: “We are appreciative of the overwhelming support from our shareholders regarding the adoption of the revised minimum asset coverage ratio. The reduced asset coverage requirements provide immediate operational flexibility and present a further opportunity to increase returns to our shareholders while maintaining the same credit discipline and selectivity that we have exercised since our Company’s inception. I would like to thank both our Board and our Shareholders for each providing their support for the asset coverage ratio proposal, as well as for their ongoing support and long-term partnership.”
The Company also announced today that at its Annual Meeting, Nigel D.T. Andrews and Eliot T.S. Merrill were re-elected to the Company’s Board of Directors and stockholders have ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through March 31, 2018, TCG BDC has invested approximately $3.8 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.
Web: tcgbdc.com
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Contacts:

Investors:	Media:
Daniel Harris	Elizabeth Gill
1-212-813-4527	202-729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com